                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
FalconStor Software, Inc.

We consent to the  incorporation  by  reference  in the  registration  statement
(number 333-69834) filed on Form S-8, and in the registration  statement (number
333-69830) filed on Form S-3, of FalconStor  Software,  Inc. of our report dated
January 28, 2002,  relating to the  consolidated  balance  sheets of  FalconStor
Software,  Inc.  and  subsidiaries  as of December  31,  2001 and 2000,  and the
related  consolidated   statements  of  operations,   stockholders'  equity  and
comprehensive  loss, and cash flows for the year ended December 31, 2001 and the period from  inception  (February  10, 2000)  through  December 31, 2000,  which report appears in the December 31, 2001 Annual Report on Form 10-K of FalconStor
Software, Inc.

                                                /s/ KPMG LLP

Melville, New York
March 27, 2002